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                                                                     EXHIBIT 4.2
                                                                        SPECIMEN

                                SHARE CERTIFICATE

             6 1/2% SERIES A CUMULATIVE CONVERTIBLE PREFERRED STOCK

                                       OF

                               BEST BUY CO., INC.


              Incorporated under the laws of the State of Minnesota

Certificate Number:                                   Shares
                   ---------------      -------------


          This is to certify that ______________________ is the owner of ___________________________________ shares of Best Buy Co., Inc. 6 1/2% Series A
Cumulative Convertible Preferred Stock, par value One Dollar ($1.00) per share, liquidation preference Five Thousand Dollars ($5,000.00) per share, fully paid and nonassessable, transferable only on the books of Best Buy Co., Inc. by the holder thereof in person or by his duly authorized attorney upon surrender of this certificate properly indorsed.

          All of the designations, relative rights, preferences and limitations of the shares of the 6 1/2% Series A Cumulative Convertible Preferred Stock are set forth in the Certificate of Designation of Best Buy Co., Inc., filed with the Secretary of State of Minnesota on November 1, 1994, a copy of which will be furnished upon request and without charge to any holder of a share of the 6 1/2% Series A Cumulative Convertible Preferred Stock. Any request should be directed to Best Buy Co., Inc., 7075 Flying Cloud Drive, Eden Prairie, Minnesota 55344, Attention: Corporate Communication.

          WITNESS the seal of Best Buy Co., Inc. and the signatures of its duly authorized officers affixed this ____ day of _____________, 19___.


- - -------------------                                      -----------------------
    Secretary                                             Chairman of the Board

Countersigned and Registered
Harris Trust and Savings Bank,
Transfer Agent and Registrar

By
  -------------------------
    Authorized Signature

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                                   ASSIGNMENT

                                       OF

                          SHARES OF BEST BUY CO., INC.

             6 1/2% SERIES A CUMULATIVE CONVERTIBLE PREFERRED STOCK

                          CERTIFICATE FOR _____ SHARES


          FOR VALUE RECEIVED, __________________________ does hereby sell, assign, and transfer unto _______________ ___________________________________________________, __________ shares of 6 1/2%
Series A Cumulative Convertible Preferred Stock of Best Buy Co., Inc. represented by the within certificate numbered ______________, and standing in the name of _____________________________________________ on the books of said corporation, and does hereby irrevocably constitute and appoint ____________________________________ attorney to transfer said shares on the books of the within named corporation, with full power of substitution.

Dated,                19   .
       --------------   ---


                                        --------------------
                                            Shareholder

In presence of:
               -------------------------------

          NOTICE: The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular.


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